                                                  EX-99.B(h)asssafid
                                 EXHIBIT C
                                                  Bond or
Name of Bond                                      Policy No.   Insurer

Investment Company                                87015100B     ICI
Blanket Bond Form                                               Mutual
                                                                Insurance
                                                                Company
  Fidelity                        $23,500,000
  Audit Expense                        50,000
  On Premises                      23,500,000
  In Transit                       23,500,000
  Forgery or Alteration            23,500,000
  Securities                       23,500,000
  Counterfeit Currency             23,500,000
  Uncollectible Items of
     Deposit                           25,000
  Phone-Initiated Transactions     23,500,000

Directors and Officers/                           87015100D     ICI
Errors and Omissions Liability                                  Mutual
Insurance Form                                                  Insurance
  Total Limit                     $15,000,000                   Company

Blanket Lost Instrument Bond (Mail Loss)         30S100639551   Travelers

Blanket Undertaking Lost Instrument
  Waiver of Probate                               42SUN339806   Hartford
                                                                Casualty
                                                                Insurance